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                                                                   EXHIBIT 10.31


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement ("Amendment") made as of this 27th day of August, 1999 by and between The viaLink Company, an Oklahoma corporation with its principal place of business at 13800 Benson Road, Edmond, Oklahoma, 71034 ("viaLink"), and Lewis B. Kilbourne ("Kilbourne").

         WHEREAS, viaLink and Kilbourne entered into an Employment Agreement with an Effective Date of October 1, 1998 wherein Kilbourne was employed as viaLink's Chief Executive Officer, and

         WHEREAS, pursuant to Section 2.1.4 of said Employment Agreement Kilbourne was permitted to continue to perform part-time work on behalf of Kilbourne and Associates and/or part-time teaching ("Part-time Activities), and

         WHEREAS the Board's Compensation Committee has determined that it is in the best interests of viaLink to have Kilbourne devote his full time, attention, knowledge and skills to viaLink by having Kilbourne relinquish such Part-time Activities, and

         WHEREAS, the Compensation Committee has determined that in exchange for Kilbourne's relinquishment of such Part-time Activities, adjustments should be made to Kilbourne's compensation under said Employment Agreement to compensate him for income which he could have earned through such Part-time Activities; and

         WHEREAS, Kilbourne agrees to relinquish such Part-time Activities.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants hereinafter set forth, the parties hereto do agree as follows:

         1. Effective as of October 13, 1999, Section 2.1.4 of said Employment Agreement shall be deleted and replaced with the following: "2.1.4 Kilbourne shall devote his full time, attention, knowledge and skills during normal business hours in furtherance of the business of viaLink and the performance of said duties and responsibilities as Chief Executive Officer of viaLink."

         2. Effective as of October 1, 1999. Kilbourne shall receive a biweekly salary of seven thousand six hundred ninety-two dollars and thirty-one cents ($7,692.31), which is an annualized salary of two hundred thousand dollars ($200,000.00) per year.


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         3.       Effective as of October 1, 1999, the word "one/eighth" in the fourth line of Section 4.2 of said Employment Agreement shall be deleted and replaced with the words "one/fourth (1/4)". Kilbourne's Bonus calculations under said Employment Agreement for the fourth quarter of 1999 and for each quarter subsequent thereto shall be governed by this revised Section 4.2. Bonus calculations for any prior quarters under said Employment Agreement shall be governed by then applicable Employment Contract terms and conditions.

         4. Effective immediately, in Section 4.2.2 of said Employment Agreement the word "first" shall be deleted and replaced with the word "fourth".

         5. Effective immediately, Section 4.2.2.1 of said Employment Agreement shall be deleted and replaced with the following:
                  "4.2.2.1. At least fourteen (14) days, but not earlier than twenty-one (21) days, prior to the beginning of each such quarter, Kilbourne shall submit to viaLink's Board his recommendations for the eligibility criteria for such Bonus for the upcoming quarter; and". Kilbourne's Bonus calculations under said Employment Agreement for the fourth quarter of 1999 and for each quarter subsequent thereto shall be governed by this revised Section 4.2.2.1. Bonus calculations for any prior quarters under said Employment Agreement shall be governed by then applicable Employment Contract terms and conditions.

         6.       Effective immediately, in Section 4.2.2.2, the words "fifteen
                  (15) days" shall be deleted and replaced with the words "seven
                  (7) days". Kilbourne's Bonus calculations under said Employment Agreement for the fourth quarter of 1999 and for each quarter subsequent thereto shall be governed by this revised Section 4.2.2.2. Bonus calculations for any prior quarters under said Employment Agreement shall be governed by then applicable Employment Contract terms and conditions.

         7. As additional consideration for Kilbourne's relinquishment of said Part-time Activities, viaLink grants to Kilbourne an additional fifty thousand (50,000) nonqualified stock options. Such options shall be granted pursuant to the terms and conditions of the Stock Option Agreement attached hereto as
                  Exhibit 1. Notwithstanding the foregoing however, the grant date for such additional options shall be either August 27th, 1999 or September 3, 1999, whichever of such dates has the higher closing price for viaLink stock. Moreover, the exercise price for such additional options shall be closing price of the


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         viaLink stock as of such grant date.

    8. Except to the extent specifically amended hereby, said Employment Agreement remains in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


The viaLink Company                                 Kilbourne



By: /s/ ROBERT L. BARCUM                            /s/ LEWIS B. KILBOURNE
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   Robert L. Barcum                                 Lewis B. Kilbourne

Its: Chairman of the Board


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